Exhibit 99.2

General Cannabis Corp. Receives Additional Approval For Acquisition

Boulder County approves General Cannabis Corp. to proceed with acquisition of SevenFive Farm

FOR IMMEDIATE RELEASE – Denver, CO (May 6, 2020)—General Cannabis Corp (OTCQX: CANN), a company with extensive experience in providing services to the cannabis industry, announced today that Boulder County has approved the transfer of ownership of SevenFive Farm to General Cannabis.  This is an important part of the state regulated change of control process; General Cannabis will now work with the Colorado Marijuana Enforcement Division to establish a date for the formal change of ownership, which the Company anticipates will occur within the next two weeks.

SevenFive Farm is a 17,000 square foot light deprivation greenhouse cultivation facility in Boulder, Colorado that produces wholesale cannabis products.  General Cannabis Corp already operates Next Big Crop (“NBC”), a full-service cannabis consulting firm with expertise in the application, design, buildout and operation of cultivation facilities.  NBC has designed and operated over 100 cultivation facilities throughout the country and enabled clients to produce over 100,000 pounds of regulated cannabis.  SevenFive Farm will leverage the NBC team to improve production yield.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. The company is a trusted partner to the cultivation, production and retail sides of the cannabis business. It achieves this through a combination of strong operating divisions, capital investments and real estate.  As a synergistic holding company, the company's divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. The company's website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words "may," "will," "believes," "plans," "anticipates," "expects" and similar expressions. General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including that the pending acquisition may not be consummated and including those factors described from time to time in General Cannabis's most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q under the heading "Risk Factors" and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made

Contact:
Steve Gutterman
sgutterman@generalcann.com

303-759-1300